Exhibit 15.2

[PricewaterhouseCoopers Letterhead]

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our report dated April 27, 2005, which appears in NetEase.com, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2004, in the Registration Statement on Form S-8 (No. 333-100069) and the Registration Statement on Form F-3 (No. 333-109628), as amended, of NetEase.com, Inc.

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, China

June 27, 2005